Corporate Capital Trust, Inc. 8-K

Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT OF
CORPORATE CAPITAL TRUST, INC.

FIRST: Corporate Capital Trust, Inc., a Maryland corporation, desires to amend and restate its articles of incorporation as currently in effect.

SECOND: The provisions of the articles of incorporation of the Company (as defined below), dated May 8, 2011, which are now in effect and as amended and restated hereby, in accordance with the Maryland General Company Law, are as follows:

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CORPORATE CAPITAL TRUST, INC.

* * * * * * * * * *

ARTICLE I
NAME; DEFINITIONS

Section 1.1.          Name. The name of the corporation (the “Company”) is Corporate Capital Trust, Inc.

So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” whenever used in these Articles of Amendment and Restatement of Corporate Capital Trust, Inc. (these “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Board of Directors collectively but not individually or personally and shall not refer to the Shareholders or to any officers, employees or agents of the Company or of such Directors.

Under circumstances in which the Directors determine that the use of the name “Corporate Capital Trust, Inc.” is not practicable, they may use any other designation or name for the Company, subject to applicable law.

Section 1.2.          Definitions. As used in these Articles of Incorporation, the following terms shall have the following meanings unless the context otherwise requires:

“Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company that may be issued from time to time in accordance with the terms of these Articles of Incorporation and applicable law, as described in Article V hereof, including any class or series of Common Stock.

“Controlling Person” means, as to any specified Person, any other Person, whatever such other Person’s title, who perform functions for such specified Person, as applicable, similar to those of: (a) a chairman or member of a board of directors of such specified Person; (b) an executive officer of such specified Person; or (c) those holding 10% or more equity voting securities or interests in such specified Person, or having the power to direct or cause the direction of the such specified Person, whether through the ownership of voting securities, by contract, or otherwise.

“Directors,” “Board of Directors” or “Board” means, collectively, the individuals named in Section 4.1 of these Articles of Incorporation so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“Independent Director” means a Director who is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act.

“MGCL” means Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland as amended from time to time, or any successor statute thereto.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

“Person” means an individual, corporation, partnership, estate, trust joint venture, limited liability company or other entity or association.

“Shareholders” means the registered holders of the shares of the Company’s capital stock.

ARTICLE II
NATURE AND PURPOSE

The Company is a Maryland corporation within the meaning of the MGCL.

The purpose of the Company is to conduct, operate and carry on the business of a non-diversified closed-end investment company operating as a business development company, as such terms are defined in the 1940 Act, subject to making an election therefor under the 1940 Act, and to carry on such other business as the Directors may from time to time determine pursuant to their authority under these Articles of Incorporation.

ARTICLE III
RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent of the Company in Maryland is National Registered Agents, Inc. of MD, 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264. The Company may have such principal office within the State of Maryland as the Directors may from time to time determine. The principal address of the Company within the State of Maryland is 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264.

The Company also may have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

ARTICLE IV
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE SHAREHOLDERS AND DIRECTORS

Section 4.1.          Number of Directors. The business and affairs of the Company shall be managed under the direction of the Board of Directors. The number of Directors of the Company is four, which number may be increased or decreased from time to time only by the Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of the Directors currently in office and their respective classification in accordance with Section 4.2 below are as follows: Laurie Simon Hodrick (Class I), Frederick Arnold (Class II), James H. Kropp (Class III) and Todd C. Builione (Class III).

A majority of the Board of Directors shall be Independent Directors, except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor.

The Company elects that, at all times that it is eligible to so elect, to be subject to the provisions of Section 3-804(c) of the MGCL, subject to applicable requirements of the 1940 Act, in order that any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 4.2.          Classes of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of Shareholders, and in all cases as to each Director such term shall extend until his or her successor shall be elected and shall qualify or until his or earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. The current term of office of Directors of Class I shall expire at the Company’s 2018 annual meeting of Shareholders; the current term of office of Directors of Class II shall expire at the Company’s 2019 annual meeting of Shareholders; and the current term of office of Directors of Class III shall expire at the Company’s 2020 annual meeting of Shareholders. Following such terms, at each annual meeting of Shareholders, a number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of Shareholders after their election. Each Director may be reelected to an unlimited number of succeeding terms in accordance with these provisions.

At each annual election, Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless by reason of any intervening changes in the authorized number of Directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which such Director is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of Directors as possible, be allocated to any class, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

The voting procedures and the number of votes required to elect a Director shall be as set forth in the Bylaws, which may be amended by the Board.

Section 4.3.          Shareholder Voting. Except as provided in Section 4.8, Section 6.2 and Section 8.2 of these Articles of Incorporation, notwithstanding any provision of law requiring any particular action to be approved by the affirmative vote of the holders of shares of the Company’s capital stock entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the Board of Directors, and approved by a majority of the votes entitled to be cast at a meeting of Shareholders at which a quorum is present. All shares of all classes shall vote together as a single class provided that: (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any orders issued thereunder, or by the MGCL, such requirement as to a separate vote by that class shall apply in lieu of a general vote of all classes; (b) in the event that separate voting requirements apply with respect to one or more classes, then subject to subparagraph (c), the shares of all other classes not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board (which judgment shall be conclusive) does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws to the contrary, for such matters that require the vote of a majority of the outstanding voting capital stock of the Company under the 1940 Act, such majority vote shall be determined as set forth in Section 2(a)(42) of the 1940 Act. The provisions of this Section 4.3 shall be subject to the limitations of the MGCL, the 1940 Act and other applicable statutes or regulations.

Section 4.4.          Quorum. The determination of whether a quorum has been established for a meeting of the Company’s Shareholders shall be as set forth in the Bylaws.

Section 4.5.          Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified capital stock or as may otherwise be provided by contract approved by the Board, no Shareholder shall, as such Shareholder, have any preemptive right to purchase or subscribe for any additional capital stock of the Company or any other Security of the Company that it may issue or sell.

Section 4.6.          Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of any class or series of capital stock and except as contemplated by Section 3-708 of the MGCL, no Shareholder shall be entitled to exercise the rights of an objecting Shareholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto in connection with any transaction.

Section 4.7.          Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation shall be final and conclusive and shall be binding upon the Company and every Shareholder: (i) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its capital stock or the payment of other distributions on its capital stock; (ii) the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of capital stock of the Company; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any capital stock of the Company; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Company; or (vii) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, these Articles of Incorporation or the Bylaws or otherwise to be determined by the Board provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 4.8.          Removal of Directors. Subject to the rights of holders of one or more classes or series of capital stock to remove one or more Directors, any Director, or the entire Board may be removed from office at any time only for cause and only by the affirmative vote of holders of at least two-thirds of the shares of common stock entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

ARTICLE V
CAPITAL STOCK

Section 5.1.          Authorized Capital Stock. The amount of capital stock that the Company has authority to issue is 1,000,000,000 shares of capital stock, $0.001 par value per share. The total aggregate par value of all authorized shares of stock is $1,000,000.

Section 5.2.          Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of capital stock of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.

Section 5.3.          Authorization by Board of Classes and Series of Stock. A majority of the entire Board of Directors, without any action by the Shareholders, may amend these Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that the Company has authority to issue.

Section 5.4.          Classification by Board. Without the assent or vote of the Shareholders, the Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes, including without limitation, preferred stock, or series as may be established from time to time, in its discretion by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

Section 5.5.          Proportionate Rights. All shares of each particular class shall represent an equal proportionate interest in the assets attributable to the class (subject to the liabilities of that class), and each share of any particular class shall be equal to each other share of that class. The Board of Directors may, from time to time, divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate interest in the assets attributable to that class or in any way affecting the rights of holders of shares of any other class.

Section 5.6.          Distributions in Liquidation. Unless otherwise expressly provided in these Articles of Incorporation, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of all classes of capital stock of the Company shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company (as such liability may affect one or more of the classes and series of shares of capital stock of the Company), to share ratably in the remaining net assets of the Company.

Section 5.7.          Fractional Shares. The Company shall have authority to issue fractional shares. Any fractional shares of capital stock shall carry proportionately all of the rights of a whole share, including, without limitation, the right to vote and the right to receive dividends and other distributions.

Section 5.8.          Articles of Incorporation and Bylaws. All persons who shall acquire capital stock in the Company shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws.

Section 5.9.          Inspection of Books and Records. A Shareholder that is otherwise eligible under applicable law to inspect the Company’s books of account, stock ledger, or other specified documents of the Company shall have no right to make such inspection if the Board of Directors determines that such Shareholder has an improper purpose for requesting such inspection.

ARTICLE VI
AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 6.1.          Amendments Generally. The Company reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any shares of outstanding capital stock. All rights and powers conferred by these Articles of Incorporation on Shareholders, Directors and officers are granted subject to this reservation.

Section 6.2.          Approval of Certain Articles of Incorporation Amendments. The affirmative vote of the holders of capital stock entitled to cast at least two-thirds of all shares of capital stock of the Company entitled to vote on the matter shall be necessary to effect:

(a)          Any amendment to these Articles of Incorporation to make the Common Stock a “redeemable security” or to convert the Company, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and

(b)         Any amendment to Section 4.3, 4.8, or 6.1 or this Section 6.2.

Section 6.3.          Approval of Certain Amendments to Bylaws. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

ARTICLE VII
LIMITATION OF LIABILITY; INDEMNIFICATION AND
ADVANCE OF EXPENSES

Section 7.1.          Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of being a Shareholder.

Section 7.2.          Limitation of Director and Officer Liability. To the fullest extent permitted by Maryland law, no Director or officer of the Company shall be liable to the Company or its Shareholders for money damages. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of these Articles of Incorporation or the Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 7.3.          Indemnification. To the fullest extent permitted by Maryland law, the Company shall be permitted to indemnify and hold harmless each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact:

(i)           that he or she is or was a Director, officer, employee, Controlling Person or agent of the Company, or

(ii)          that he or she, being at the time a Director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (i) or in case (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a Director, officer, employee, Controlling Person or agent of the Company, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Company or such other enterprise while so serving as a director, trustee, officer, employee or agent, from and against all liability, loss, judgments, penalties, fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees and amounts paid in settlement) actually incurred or suffered by such Person in connection therewith.

Section 7.4.          Payment of Expenses. To the fullest extent permitted by Maryland law, the Company shall be permitted to pay or reimburse reasonable legal expenses and other costs incurred by a Director, officer, employee, Controlling Person or agent of the Company in advance of final disposition of a proceeding.

Section 7.5.          Limitations to Indemnification. The provisions of this Article VII shall be subject to the limitations of the 1940 Act.

Section 7.6.          Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Shareholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s net assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

Section 7.7.          Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which any Indemnitee may be entitled under the Bylaws, a resolution of Shareholders or Directors, an agreement or otherwise.

ARTICLE VIII
DURATION OF THE COMPANY

Section 8.1.          Duration of the Company. The Company shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

Section 8.2.          Dissolution of the Company. The Company may be dissolved at any time, without the necessity for concurrence by the Board, upon affirmative vote by the holders of more than 50% of the outstanding shares of capital stock entitled to vote on the matter.

RECITALS CONTINUED:

THIRD: The amendment and restatement of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Shareholders of the Company as required by law.

FOURTH: The current address of the principal executive office of the Company is 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264, and the name and address of the Company’s current resident agent the Company’s principal office within the State of Maryland are as set forth in Article III of the foregoing amendment of the Articles of Incorporation.

FIFTH: The number of Directors of the Company and the names of those currently in office are as set forth in Section 4.1 of Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

SIXTH: The total number of shares of capital stock which the Company had authority to issue immediately prior to the foregoing amendment and restatement of the Articles of Incorporation was one billion shares of Common Stock, $0.001 par value per share. The total aggregate par value of all authorized shares of stock was $1,000,000.

SEVENTH: The total number of shares of capital stock which the Company has authority to issue after giving effect to the amendments set forth in the foregoing amendment and restatement of the Articles of Incorporation is one billion shares of Common Stock, $0.001 par value per share. The total aggregate par value of all authorized shares of stock is $1,000,000.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer on November 14, 2017.

CORPORATE CAPITAL TRUST, INC.

Attest:	/s/ Philip Davidson	By:	/s/ Todd C. Builione
	Philip Davidson		Todd C. Builione
	General Counsel and Secretary		Chief Executive Officer

[Signature Page to Articles of Amendment and Restatement]